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                                  Exhibit 23.2


                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              25/F., Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong




               Consent of Independent Certified Public Accountants


Sorrento Networks Corporation
(formerly Osicom Technologies, Inc.)
San Diego, California


We hereby consent to incorporation by reference in the Registration Statements (Nos. 333-28863, 333-22291 and 333-51445) on Form S-3 and No. 333-92111 on Form
S-8 of Osicom Technologies, Inc. of our report, dated March 3, 2000, relating to the consolidated balance sheets of Uni Precision Industrial Limited and Subsidiaries as of January 31, 1999 and 2000, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the years ended January 31, 1999 and 2000, expressed in Hong Kong dollars.




                                                ARTHUR ANDERSEN & CO.

Hong Kong
May 1, 2001